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                                                                   Exhibit 10.38

                FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 30th day of July, 1997, is made by and between GABLES AT FARMINGTON ASSOCIATES, a Connecticut general partnership ("Seller"), with an office in care of Allegis Realty Investors, LLC, 242 Trumbull Street, Hartford, Connecticut 06103-1205 and BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation ("Purchaser") with an office at 77 West Wacker Drive, Suite 3900, Chicago, IL 60601.

                                   RECITALS:

     Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of June 11, 1997 with respect to that certain improved real property commonly known as The Gables at Farmington located at 20 Devonwood Drive, Farmington, Connecticut along with certain related personal and intangible property, as amended by First Amendment to Purchase and Sale Agreement dated as of July 3, 1997, as further amended by Second Amendment to Purchase and Sale Agreement dated as of July 16, 1997 and as further amended by Third Amendment to Purchase and Sale Agreement dated as of July 23, 1997 (as amended, the "Purchase Agreement").

     NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree to amend the Purchase Agreement as follows:

     1.  Sections 2.2.1(b), 3.1.3, 3.3, 5.2.4, 5.2.5 and 10.4(b) of the Purchase
Agreement are hereby amended to delete the words "Approval Date" in all places appearing therein and to substitute therefor the following: "Final Approval Date".

     2. Section 3.2 of the Purchase Agreement is hereby amended to add the following text after the words "until the Approval Date" appearing therein:
"(until the Final Approval Date with respect to the matter described in Section 3.5(a))".

     3. Section 3.2 of the Purchase Agreement is hereby further amended to add the following text after the words "prior to the Approval Date" appearing therein: "(prior to the Final Approval Date with respect to the matter described in Section 3.5(a))".

     4. Section 3.2 of the Purchase Agreement is hereby further amended to add the following text after the words "on or before the Approval Date" appearing therein: "(on or before the Final Approval Date with respect to the matter described in Section 3.5(a))".

     5. The Purchase Agreement is hereby amended to delete Section 3.5 thereof in its entirety and to substitute therefor the following:
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                                      -2-

          3.5 Purchaser's Right to Terminate. Purchaser shall have the right, in Purchaser's sole and absolute discretion and for any reason or for no reason, by giving Seller written notice ("Termination Notice") on or before July 30, 1997 ("Approval Date") to terminate its obligation to purchase the Property.

          Purchaser shall have the right, in its sole and absolute discretion, by giving Seller written notice ("New Termination Notice") on or before August 6, 1997 ( "Final Approval Date"), to terminate its obligation to purchase the Property if Purchaser and Seller shall have failed to reach a mutually satisfactory agreement with respect to (a) addressing the fact that a portion of the Improvements is located within a special flood hazard area, (b) the security deposit discrepancy currently under review, or (c) transfer of the existing certificate of need applicable to the Property to Purchaser or any assignee of Purchaser permitted hereunder.

          If the Termination Notice or the New Termination Notice is timely given, Seller shall direct the Title Company promptly to return the Deposit to Purchaser and neither party shall have any further liability hereunder except for Purchaser's Indemnity Obligations set forth in Section 3.1.2 hereof.

     6. The Term Sheet included in the Purchase Agreement is hereby amended to add the following term thereto: "Final Approval Date: August 6, 1997".

     7. All references in the Purchase Agreement to "this Agreement" or "the Agreement" shall mean the Purchase Agreement, as amended by this Agreement.

     8. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

     9. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.

     10. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     11. The Purchase Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.


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                                      -3-

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

                    SELLER:   GABLES AT FARMINGTON ASSOCIATES

                              By:   Aetna Life Insurance Company, a general
                                    partner

                                    By:   Day, Berry & Howard
                                         Its Attorneys


                                         By: /s/ Rosemary G. Ayers
                                             ---------------------------
                                         Printed name: Rosemary G. Ayers

                                         Date: July 30, 1997


                PURCHASER:    BROOKDALE LIVING COMMUNITIES, INC.


                              By:/s/ Darryl W. Copeland, Jr
                                 ----------------------------------
                              Printed name: Darryl W. Copeland, Jr
                                           ------------------------
                              Its: Executive Vice President
                                   --------------------------------
                              Date: July 30, 1997
                                   --------------------------------

     An original, fully executed copy of this Agreement, has been received by the Title Company this ___ day of _____, 1997, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:/s/ Philip J. Fanning
   -----------------------------
Printed name: Philip J. Fanning
             -------------------
Its: Associate Regional Counsel
    ----------------------------